Exhibit 16


 LEGG MASON TAX EXEMPT TRUST YIELD CALCULATIONS:

1. 7 day yield at 12/31/97 annualized:

          [7 days dividends ended 12/31/97 / 7 x 365]          =
          -------------------------------------------
                         $1.00  (NAV)


          (.0006175134 / 7 x 365)            =        3.22%
          -----------------------
                   1.00


2. Effective yield:

                                     365
                                     ---
                                      7

          [base period return + 1]         -1 =

                                     365
                                     ---
                                      7

          (.0006175134 + 1)                -1      =        3.27%